EX.99.d.3.a

EXHIBIT A*

SUBADVISORY AGREEMENT AMONG

ABRDN INC. (FORMERLY, ABERDEEN STANDARD INVESTMENTS INC.), ABRDN FUNDS

(FORMERLY, ABERDEEN FUNDS)

AND ABERDEEN ASSET MANAGERS LIMITED

The Subadviser is entitled to the percentage of the advisory fee received after fee waivers and expense reimbursements, if any, by the Adviser for the relevant Fund as detailed below:

Funds of the Trust	Subadvisory Fees
abrdn Emerging Markets Fund	45%
abrdn Emerging Markets Sustainable Leaders Fund (formerly, Aberdeen International Equity Fund)	90%
abrdn Emerging Markets ex-China Fund (formerly, Aberdeen Global Equity Fund)	90%
abrdn Global Absolute Return Strategies Fund	90%
abrdn Emerging Markets Debt Fund	90%

*      Effective February 28, 2022.

[Signature Page to Exhibit A to Subadvisory Agreement among the Trust, abrdn Inc. and AAML]

TRUST:
ABRDN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ADVISER:
ABRDN INC. (FORMERLY, ABERDEEN ASSET MANAGEMENT INC.)

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

SUB-ADVISER:
ABERDEEN ASSET MANAGERS LIMITED

By:	/s/ Fiona McGowan
Name:	Fiona McGowan
Title:	Authorised Signatory